Exhibit 10(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA Separate Account VA-3 of our report dated March 14, 2019, relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 22, 2019

Exhibit 10(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA Separate Account VA-3 of our report dated April 22, 2019, relating to the financial statements of each Sub-Account listed in our report, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 22, 2019